UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2007

Adaptec, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-15071	94-2748530
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

691 S. Milpitas Blvd.
Milpitas, California    95035
(Address of principal executive offices including zip code)

(408) 945-8600
(Registrant's telephone number, including area code)

      N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 26, 2007, Adaptec, Inc. (the "Company"), Steel Partners, L.L.C. and Steel Partners II, L.P. (collectively, "Steel") entered into an agreement (the "Settlement Agreement") ending the election contest that was to occur at the Company's 2007 Annual Meeting of Stockholders scheduled to be held on December 13, 2007 (the "Annual Meeting"). Steel beneficially owns approximately 15% of the Company's common stock.

Pursuant to the terms of the Settlement Agreement, the Company agreed that prior to the Annual Meeting, (1) it will increase the size of its Board of Directors from eight to nine directors and (2) Judith M. O'Brien and Charles J. Robel will not stand for re-election at the Annual Meeting. The Company has also agreed to nominate, recommend, support and solicit proxies for each of Jack L. Howard, John J. Quicke and John Mutch (the "Steel Nominees") for election to the Company's Board of Directors at the Annual Meeting. In addition, following the Annual Meeting, the Company's Board of Directors will appoint John Mutch to the Company's Audit Committee, John J. Quicke to the Company's Compensation Committee and Jack L. Howard to the Company's Nominating and Governance Committee. Furthermore, the Company agreed that after the Annual Meeting, the size of the Company's Board of Directors will not exceed nine members prior to the Company's 2008 annual meeting of stockholders.

The Settlement Agreement restricts Steel from taking certain actions during the period beginning on October 26, 2007 and ending immediately following the Annual Meeting, including: taking certain actions with respect to tender or exchange offers, business combination transactions and election contests; selling the shares of the Company's common stock that it beneficially owns; and seeking to amend the Company's certificate of incorporation or bylaws.

The Company agreed to hire a third-party consultant mutually agreeable to it and the Steel Nominees within a specified timeframe following the Annual Meeting to assist the Company in achieving goals mutually agreed upon by the Company and the Steel Nominees. The Settlement Agreement also provides that the Company may not, during the period beginning on October 26, 2007 and ending immediately following the Annual Meeting, enter into any binding agreement or arrangement related to any acquisition or purchase of assets or a business that constitutes 20% or more of the net revenues, net income or assets of the Company, or 20% or more of any class or series of the Company's securities, unless either the binding agreement or arrangement requires the approval of the Company's stockholders with respect to such transaction or Steel provides its prior written approval of such transaction. The Company agreed to reimburse Steel up to $50,000 for expenses that it incurred in connection with its activities relating to the Annual Meeting (including the Settlement Agreement).

The Settlement Agreement terminates immediately following the Annual Meeting, except as to specific provisions as set forth in the Settlement Agreement.

The foregoing description of the Settlement Agreement is qualified in its entirety by the Settlement Agreement, a copy of which is filed as Exhibit 10.01 to this report and is incorporated into this Item 1.01 by reference. A copy of the joint press release filed by the Company and Steel relating to the Settlement Agreement is filed as Exhibit 10.02 to this report and is incorporated into this Item 1.01 by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the terms of the Settlement Agreement, on October 26, 2007, each of Judith M. O'Brien and Charles J. Robel, current directors of the Company, agreed that they will not stand for re-election at the Annual Meeting and that their respective service on the Board of Directors will terminate as of immediately prior to the Annual Meeting. Ms. O'Brien is the Chair of the Compensation Committee and a member of the Governance and Nominating Committee, and Mr. Robel is the Chair of the Audit Committee.

As discussed in Item 1.01 above, following the Annual Meeting, the Company's Board of Directors will appoint John Mutch to the Audit Committee, John J. Quicke to the Compensation Committee and Jack L. Howard to the Nominating and Governance Committee.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As discussed in Item 1.01 above, on October 26, 2007, the Company increased the size of the Board of Directors from eight to nine members, effective as of immediately prior to the Annual Meeting, pursuant to Article II, Section 2.1 of the Company's Amended and Restated Bylaws.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this report:
Exhibit No.	Description of Exhibit
10.01	Settlement Agreement, dated as of October 26, 2007, among Adaptec, Inc., Steel Partners, L.L.C. and Steel Partners II, L.P.
10.02	Joint press release issued by the Company and Steel on October 26, 2007.

SAFE HARBOR STATEMENT

This report includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements regarding future events or the future performance of the Company, and include statements regarding the Company's agreement to nominate three nominees of Steel for election at its upcoming annual meeting and its agreement to increase the size of its board to nine members in connection with these nominations, and the expectation that the agreement with Steel will allow the Company to work together to deliver value to its stockholders while continuing to provide quality solutions to its customers. These forward-looking statements are based on current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. These risks include: if the Company does not meet its restructuring objectives, it may have to continue to implement additional plans in order to reduce its operating costs; achieving necessary support from the contract manufacturers to which the Company has outsourced manufacturing, assembly and packaging of its products; retaining key management; the Company's ability to launch new software products; difficulty in forecasting the volume and timing of customer orders; reduced demand in the server, network storage and desktop computer markets; the Company's target markets' failure to accept, or delay in accepting, network storage and other advanced storage solutions, including the Company's SAS, SATA and iSCSI lines of products; decline in consumer acceptance of the Company's current products; the timing and volume of orders by OEM customers for storage products; the Company's ability to control and manage costs associated with the delivery of new products; and the adverse effects of the intense competition the Company faces in its business. For a more complete discussion of risks related to the Company's business, reference is made to the section titled "Risk Factors" included in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2007 on file with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking information that is included in this report.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adaptec, Inc.

By: /s/ CHRISTOPHER G. O'MEARA Christopher G. O'Meara Vice President and Chief Financial Officer

October 30, 2007

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.01	Settlement Agreement, dated as of October 26, 2007, among Adaptec, Inc., Steel Partners, L.L.C. and Steel Partners II, L.P. Also provided in PDF format as a courtesy.
10.02	Joint press release issued by the Company and Steel on October 26, 2007. Also provided in PDF format as a courtesy.